As filed with the Securities and Exchange Commission on April 23, 2003

                                                       Registration No. 33-54003
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 _______________


                              PEOPLES BANCORP INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


              Ohio                                          31-0987416
  ---------------------------------                  -----------------------
    (State or other jurisdiction                     (I.R.S. Employer
  of incorporation or organization)                   Identification Number)


                     138 Putnam Street, Marietta, Ohio 45750
                                 (740) 373-3155
   ---------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                   Charles R. Hunsaker, Esq., General Counsel
                              Peoples Bancorp Inc.
                                138 Putnam Street
                              Marietta, Ohio 45750
                                 (740) 374-6109
 ------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                         Elizabeth Turrell Farrar, Esq.
                       Vorys, Sater, Seymour and Pease LLP
                               52 East Gay Street
                              Columbus, Ohio 43215
                                 (614) 464-5607

     Approximate date of commencement of proposed sale to the public: From time to time after this Post-Effective Amendment No. 1 becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         Pursuant to the Registration Statement on Form S-3 (Registration No. 33-54003) (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") on June 7, 1994, Peoples Bancorp Inc. (the "Registrant") registered 500,000 common shares, without par value, of the Registrant for issuance to participants in the Peoples Bancorp Inc. Dividend Reinvestment Plan (the "DRIP"). Pursuant to Rule 416(b) under the Securities Act of 1933, the Registration Statement is deemed to cover any additional common shares resulting from a stock split or stock dividend occurring after June 7, 1994 and prior to the completion of the distribution of the common shares covered by the Registration Statement, unless the Registration Statement expressly provides otherwise. The Registrant has determined that the Registration Statement shall cover only the 500,000 common shares originally registered and shall not cover any additional common shares resulting from any stock split or stock dividend occurring after June 7, 1994 and prior to the completion of the offering of common shares of the Registrant covered by the Registration Statement pursuant to the DRIP.


                        [Remainder of page intentionally
                            left blank; signatures on
                                following page.]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Ohio, on April 22, 2003.

                                    PEOPLES BANCORP INC.


                             By:/s/ ROBERT E. EVANS
                                    -------------------------------------
                                    Robert E. Evans
                                    President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                               Date
     ---------                    -----                               ----

/s/ ROBERT E. EVANS     President and Chief Executive           April 22, 2003
----------------------
  Robert E. Evans       Officer and Director (Principal
                        Executive Officer)
/s/ MARK F. BRADLEY     Executive Vice President, Chief         April 22, 2003
----------------------
  Mark F. Bradley       Integration Officer and Director

* George W. Broughton   Director                                April 22, 2003
----------------------
  George W. Broughton

* Wilford D. Dimit      Director                                April 22, 2003
----------------------
  Wilford D. Dimit

* Paul T. Theisen       Director                                April 22, 2003
----------------------
  Paul T. Theisen

* Thomas C. Vadakin     Director                                April 22, 2003
----------------------
  Thomas C. Vadakin

* Joseph H. Wesel       Chairman of the Board and Director      April 22, 2003
----------------------
  Joseph H. Wesel

* John W. Conlon        Chief Financial Officer and Treasurer   April 22, 2003
----------------------  (Principal Accounting Officer)
  John W. Conlon

/s/ GARY L. KRIECHBAUM  Controller                              April 22, 2003
----------------------
  Gary L. Kriechbaum


* By Robert E. Evans pursuant to Powers of Attorney executed by the directors and executive officers listed above, which Powers of Attorney have been filed with the Securities and Exchange Commission.


   /s/ ROBERT E. EVANS
       --------------------------------------------------
Name:  Robert E. Evans
Title: President and Chief Executive Officer and Director